UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 21, 2023

Ault Disruptive Technologies Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41171	86-2279256
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11411 Southern Highlands Parkway, Suite 240, Las Vegas, Nevada 89141

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock, par value $0.001 per share and three-fourths of one Redeemable Warrant to purchase one share of Common Stock	ADRTU	NYSE American LLC
Common Stock, par value $0.001 per share	ADRT	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 19, 2023, Ault Disruptive Technologies Corporation, a Delaware corporation (the “Company”) received a letter (the “Letter”) from the staff of NYSE Regulation (the “Staff”) of the New York Stock Exchange (“NYSE”) indicating that the Company is not currently in compliance with (i) Section 1003(b)(i)(A) of the NYSE American LLC (“NYSE American”) Company Guide (the “Company Guide”), which requires the Company to maintain a minimum of 200,000 shares publicly held on a continuous basis (the “Minimum Public Float”), and (ii) Section 1003(b)(i)(B) of the Company Guide, which requires the Company to maintain a minimum of 300 public stockholders on a continuous basis (the “Minimum Public Holders”). According to the Staff, the Company has 188,875 shares publicly held by 296 public stockholders.

According to the Letter and in accordance with Section 1009 of the Company Guide, the Company has 30 calendar days from the date of the Letter, or until August 18, 2023, to submit a plan advising of actions it has taken or will take to regain compliance with the Minimum Public Float and Minimum Public Holders requirements by December 20, 2024.

If the Company’s compliance plan is accepted by NYSE, then the Company would be subject to periodic reviews including quarterly monitoring for compliance with the plan. If the Company does not submit a plan, if NYSE does not accept the Company’s plan, if the plan is accepted but the Company is not in compliance with the continued listing standards by December 20, 2024, or if the Company does not make progress consistent with the plan during the plan period, then the Company’s common stock will be subject to delisting. The Company would have the opportunity to appeal that decision in accordance with Section 1020 and Part 12 of the Company Guide.

The Company intends to submit to NYSE a plan to regain compliance with the Minimum Public Float and Minimum Public Holders requirements. However, there can be no assurance that the Company will be able to satisfy the NYSE American’s continued listing requirements, regain compliance with the Minimum Public Float and Minimum Public Holders requirements, or maintain compliance with the other listing requirements.

The Letter has no immediate effect on the listing or trading of the Company’s common stock and units on the NYSE American, which currently trade under the symbols “ADRT” and “ADRTU”, respectively, subject to the Company’s compliance with the Letter and other continued listing requirements of the NYSE American.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. These statements are based on current expectations on the date of this Current Report on Form 8-K and involve a number of risks and uncertainties that may cause actual results to differ significantly, including the Company’s ability to submit a plan to regain compliance satisfactory to NYSE Regulation; the Company’s ability to evidence that it has at least 200,000 shares publicly held by 300 public stockholders; and other risks and uncertainties set forth in the Company’s reports filed with the SEC. Copies of these reports can be accessed through the SEC's website at www.sec.gov. The Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Item 7.01.	Regulation FD Disclosure.

On July 21, 2023, the Company issued a press release announcing receipt of the Letter. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1	Press release, dated July 21, 2023
101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2023	AULT DISRUPTIVE TECHNOLOGIES CORPORATION

	By:	/s/ Henry Nisser
	Name:	Henry Nisser
	Title:	President and General Counsel